UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2024

Hippo Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39711	32-0662604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Forest Avenue
Palo Alto, California 94301
650 294-8463
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HIPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2024, in connection with Yuval Harry’s departure from Hippo Holdings Inc. (the “Company”), Hippo Employee Services Inc., a subsidiary of the Company, and Mr. Harry entered into a separation agreement (the “Separation Agreement”) under which Mr. Harry will cease being an executive officer and Chief Revenue Officer of the Company effective as of October 11, 2024, but will remain an at-will employee to provide such consultative services as requested by the Company through the earlier of (i) March 1, 2025 (the “Separation Date”) and (ii) such earlier date as determined by the Company or Mr. Harry.

Pursuant to the Separation Agreement, subject to Mr. Harry executing and not revoking a general release of claims, continued service through the Separation Date and continued compliance with certain covenants set forth in the Separation Agreement, the Company has agreed to provide Mr. Harry with the following payments and benefits: (i) continued salary payments payable in accordance with the Company’s normal payroll practices, (ii) continued vesting of Mr. Harry’s equity awards in accordance with their terms and (iii) a cash payment equal to six weeks and three days of Mr. Harry’s current annual base salary plus one month of health coverage premiums pursuant to COBRA, calculated based on his current elections (the “Separation Pay”). Mr. Harry will also be eligible to receive bonuses for calendar year 2024 in amounts determined by the board of directors of the Company based on actual performance of the Company for the year, or such other factors as the board may determine.

Additionally, pursuant to the Separation Agreement, in the event Mr. Harry resigns his employment prior to the Separation Date, then, subject to Mr. Harry executing and not revoking a general release of claims, the Company agrees to increase Mr. Harry’s Separation Pay by an amount equal to the number of days from the resignation date through the Separation Date plus COBRA premiums for such period less legally required withholdings and deductions.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Exhibit Title or Description
10.1	Separation Agreement, dated October 8, 2024, by and between Yuval Harry and Hippo Employee Services Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 9, 2024

HIPPO HOLDINGS, INC.

By:	/s/ STEWART ELLIS
Stewart Ellis
Chief Financial Officer & Chief Strategy Officer